Watson Dauphinee & Masuch, Chartered Accountants

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of GLOBAL GOLF HOLDINGS, INC. on Form S-8 of our report dated September 22, 2002 incorporated in the Annual Report of Form 10-KSB of GLOBAL GOLF HOLDINGS, INC. for year ended May 31, 2002.

/s/ Watson Dauphinee & Masuch
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Watson Dauphinee & Masuch

March _____, 2003